Exhibit 99.1
The Ensign Group Reports Record Quarter; Raises Guidance
Conference Call and Webcast Scheduled for August 10, 2010 at 8:00 am PT
MISSION VIEJO, Calif., Aug 06, 2010 /PRNewswire via COMTEX News Network/ — The Ensign Group, Inc. (Nasdaq: ENSG), the parent company of the Ensign(TM) group of skilled nursing, rehabilitative care services, home health, hospice care and assisted living companies, today reported record results for the second quarter of 2010.
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Financial Highlights Include:
•	Adjusted earnings were a record $0.46 per diluted share, up 15.0% over the second quarter of 2009;

•	Total revenue was a record $157.9 million, up 19.5% on a consolidated basis;

•	Same-store skilled mix increased by 284 basis points to 52.9%;

•	Same-store skilled revenue increased by 10.4%;

•	Consolidated EBITDAR climbed 19.9% to $25.7 million, with consolidated EBITDAR margins of 16.3%; and

•	Net income rose 17.5% to $9.6 million for the quarter.
Operating Results
Ensign’s President and Chief Executive Officer Christopher Christensen praised Ensign’s operational leaders and their teams for the outstanding quality standards maintained during the quarter, noting that financial performance follows clinical excellence. “We understand that our patients, our staff and our business all benefit from one essential thing: high quality care,” he said.
He also remarked on progress in the 19 facility acquisitions completed by the Company in 2009 and 2010 to date, noting that all but one are already profitable, and nearly all are running at or ahead of proforma since acquisition. He also reported that Horizon Home Health and Hospice, Ensign’s Idaho home health and hospice business which was acquired on May 1, is seeing a surge in census and is also running ahead of proforma.
Mr. Christensen also referenced Ensign’s balance sheet and its industry-low adjusted net-debt-to-EBITDAR ratio of approximately 2.1x. He further noted that the company continues to generate strong cash flow, with net cash from operations of
$14.9 million through June 30, 2010. “Our balance sheet, together with our accumulated operating and turnaround expertise, position us well to continue our pattern of disciplined growth,” he added.
Fully diluted GAAP earnings per share were $0.46 for the quarter, compared to $0.39 per share in the prior year. Excluding $0.1 million in acquisition expenses and amortization of recently-acquired patient bases, adjusted net income was $9.7 million or $0.46 per diluted share for the quarter.
A discussion of the company’s use of non-GAAP financial measures is set forth below. A reconciliation of net income to EBITDAR and EBITDA, as well as a reconciliation of GAAP earnings per share and net income to adjusted net earnings per share and adjusted net income, appear in the financial data portion of this release.
More complete information is contained in the Company’s 10-Q, which was filed with the SEC today and can be viewed on the Company’s website at http://www.ensigngroup.net.
2010 Guidance Increased
Management increased its 2010 annual guidance, projecting revenues of $628 million to $638 million, and net income of $1.79 to $1.83 per diluted share for the year. The guidance is based on diluted weighted average common shares outstanding of
21.4 million and assumes, among other things, no additional acquisitions or dispositions beyond those made to date, and an aggregate 1.0% projected decline in overall reimbursement rates. It also assumes that tax rates do not materially increase, and no negative impact associated with the implementation of RUGs IV and MDS 3.0.

Quarter Highlights
During the quarter, the company’s Board of Directors declared a quarterly cash dividend of $0.05 per share of Ensign common stock. Ensign has been a dividend-paying company since 2002.
The company also announced the acquisition of two long-term care facilities and a home health and hospice business in two separate transactions during the quarter. The real estate and operations were purchased with cash, and include:
•	In Texas, Heritage Gardens Healthcare Center, a 140-bed skilled nursing facility in Carrollton, Texas, and Silver Springs Healthcare Center, a 144-bed skilled nursing facility in Houston, Texas, on May 1, 2010.

•	And in Idaho, Horizon Home Health and Hospice, a well-regarded home health and hospice agency based in Meridian, Idaho, also on May 1, 2010.
The two facility acquisitions brought Ensign’s growing portfolio to 81 facilities, 51 of which are Ensign-owned, with Ensign affiliates holding purchase options on eight of Ensign’s 30 leased facilities. Ensign also owns one home health and two hospice businesses. Management reaffirmed that Ensign is actively seeking additional opportunities to acquire both well-performing and struggling long-term care operations across the Western United States.
Conference Call
A live webcast will be held on Tuesday, August 10, 2010, at 8:00 a.m. Pacific Time (11:00 a.m. Eastern Time) to discuss Ensign’s second quarter results. To listen to the webcast, or to view any financial or statistical information required by SEC Regulation G, please visit the Investors section of the Ensign website at http://investor.ensigngroup.net. The webcast will be recorded, and will be available for replay via the website until 5:00 p.m. Pacific Time on Tuesday, August 17, 2010.
About Ensign(TM)
The Ensign Group, Inc.’s independent operating subsidiaries provide a broad spectrum of skilled nursing and assisted living services, physical, occupational and speech therapies, home health and hospice services, and other rehabilitative and healthcare services for both long-term residents and short-stay rehabilitation patients at 81 facilities, two hospice companies and a home health business in California, Arizona, Texas, Washington, Utah, Idaho and Colorado. Each of these facilities is operated by a separate, wholly-owned independent operating subsidiary that has its own management, employees and assets. References herein to the consolidated “Company” and “its” assets and activities, as well as the use of the terms “we,” “us,” “its” and similar verbiage are not meant to imply that The Ensign Group, Inc. has direct operating assets, employees or revenue, or that any of the facilities, the hospice business, the Service Center or the captive insurance subsidiary are operated by the same entity. More information about Ensign is available at http://www.ensigngroup.net.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains, and the related conference call and webcast will include, forward-looking statements that are based on management’s current expectations, assumptions and beliefs about its business, financial performance, operating results, the industry in which it operates and other future events. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding growth prospects, future operating and financial performance. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to materially and adversely differ from those expressed in any forward-looking statement.
These risks and uncertainties relate to the company’s business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve facilities, its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of facilities; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of facilities; competition from other companies in the acquisition, development and operation of facilities; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations, require it to incur significant expenditures or limit its ability to relocate its facilities if necessary. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the company’s periodic filings with the Securities and Exchange Commission, including its Form 10-Q, which was filed today, for a more complete discussion of the risks and other factors that could affect Ensign’s business, prospects and any forward-looking statements. Except as required by the federal securities laws, Ensign does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.

THE ENSIGN GROUP, INC.
GAAP AND ADJUSTED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)

	Three Months Ended
	June 30, 2010
		Non-
	As	GAAP		As
	Reported	Adj.		Adjusted
Revenue	$157,948			$157,948
Expense:
Cost of services (exclusive of facility rent and depreciation and amortization shown separately below)	125,808	(37	)(1)	125,771
Facility rent—cost of services	3,616			3,616
General and administrative expense	6,407			6,407
Depreciation and amortization	4,023	(114	)(2)	3,909

Total expenses	139,854	(151)		139,703
Income from operations	18,094	151		18,245
Other income (expense):
Interest expense	(2,308)			(2,308)
Interest income	63			63

Other expense, net	(2,245)			(2,245)
Income before provision for income taxes	15,849	151		16,000
Provision for income taxes	6,230	60	(3)	6,290

Net income	$9,619	91		$9,710

Net income per share:
Basic	$0.46			$0.47

Diluted	$0.46			$0.46

Weighted average common shares outstanding:
Basic	20,741			20,741

Diluted	21,126			21,126

	Six Months Ended
	June 30, 2010
		Non-
	As	GAAP		As
	Reported	Adj.		Adjusted
Revenue	$312,122			$312,122
Expense:
Cost of services (exclusive of facility rent and depreciation and amortization shown separately below)	248,991	(89	)(1)	248,902
Facility rent—cost of services	7,191			7,191
General and administrative expense	12,181			12,181
Depreciation and amortization	7,978	(369	)(2)	7,609

Total expenses	276,341	(458)		275,883
Income from operations	35,781	458		36,239
Other income (expense):
Interest expense	(4,588)			(4,588)
Interest income	130			130

Other expense, net	(4,458)			(4,458)
Income before provision for income taxes	31,323	458		31,781
Provision for income taxes	12,356	181	(3)	12,537

Net income	$18,967	277		$19,244

Net income per share:
Basic	$0.92			$0.93

Diluted	$0.90			$0.91

Weighted average common shares outstanding:
Basic	20,713			20,713

Diluted	21,103			21,103

(1)	Represents acquisition-related costs expenses.

(2)	Represents amortization costs related to patient base intangible assets acquired. Patient base intangible assets are amortized over a period of four to eight months, depending on the classification of the patients and the level of occupancy in a new acquisition on the acquisition date.

(3)	Represents the tax impact of acquisition costs and patient base non-GAAP adjustments represented in entries (1) and (2).

THE ENSIGN GROUP, INC.
RECONCILIATION OF NET INCOME TO EBITDA AND EBITDAR
(in thousands)
The table below reconciles net income to EBITDA and EBITDAR for the periods presented:

	Three Months Ended
	June 30,
	2010	2009

Consolidated Statement of Income Data:
Net income	$9,619	$8,184
Interest expense, net	2,245	1,072
Provision for income taxes	6,230	5,282
Depreciation and amortization	4,023	3,209

EBITDA	$22,117	$17,747

Facility rent—cost of services	3,616	3,724

EBITDAR	$25,733	$21,471

	Six Months Ended
	June 30,
	2010	2009

Consolidated Statement of Income Data:
Net income	$18,967	$16,107
Interest expense, net	4,458	2,330
Provision for income taxes	12,356	10,560
Depreciation and amortization	7,978	6,174

EBITDA(1)	$43,759	$35,171

Facility rent—cost of services	7,191	7,425

EBITDAR(1)	$50,950	$42,596

THE ENSIGN GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS AND STATEMENTS OF CASH FLOWS
(In thousands)

	June 30,	December 31,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$26,353	$38,855
Accounts receivable	72,678	62,606
Prepaid income taxes	1,245	1,242
Prepaid expenses and other current assets	6,695	6,498
Deferred tax asset-current	8,868	8,126

Total current assets	115,839	117,327
Property and equipment, net	251,320	230,774
Insurance subsidiary deposits and investments	15,397	13,810
Escrow deposits	—	7,595
Deferred tax asset	6,659	4,262
Restricted and other assets	6,036	5,650
Intangible assets, net	4,288	4,498
Goodwill	10,524	7,432
Other indefinite-lived intangibles	672	—

Total assets	$410,735	$391,348

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$16,267	$15,498
Accrued wages and related liabilities	27,538	28,756
Accrued self-insurance liabilities-current	10,500	10,074
Other accrued liabilities	13,442	15,375
Current maturities of long-term debt	2,125	2,065

Total current liabilities	69,872	71,768
Long-term debt-less current maturities	106,363	107,401
Accrued self-insurance liabilities-less current portion	25,059	22,096
Deferred rent and other long-term liabilities	2,897	2,524
Stockholders’ equity	206,544	187,559

Total liabilities and stockholders’ equity	$410,735	$391,348

The following table presents selected data from our condensed consolidated statement of cash flows for the periods presented:

	Six Months Ended
	June 30,
	2010	2009
	(In thousands)
Net cash provided by operating activities	$14,903	$18,700
Net cash used in investing activities	(25,153)	(24,072)
Net cash used in financing activities	(2,252)	(2,267)

Net decrease in cash and cash equivalents	(12,502)	(7,639)
Cash and cash equivalents at beginning of period	38,855	41,326

Cash and cash equivalents at end of period	$26,353	$33,687

THE ENSIGN GROUP, INC.
SELECT PERFORMANCE INDICATORS
(Dollars in thousands)
The following table summarizes our selected performance indicators, along with other statistics, for each of the dates or periods indicated:

	Three Months Ended
	June 30,
	2010	2009
	(Dollars in
	thousands)		Change	% Change
Total Facility
Results:
Revenue	$157,948	$132,178	$25,770	19.5%
Number of facilities at period end	81	70	11	15.7%
Actual patient days	667,858	576,738	91,120	15.8%
Occupancy percentage — Operational beds	79.3%	79.4%		(0.1)%
Skilled mix by nursing days	24.8%	24.3%		0.5%
Skilled mix by nursing revenue	48.2%	48.0%		0.2%

	Three Months Ended
	June 30,
	2010	2009
	(Dollars in
	thousands)		Change	% Change
Same Facility
Results(1):
Revenue	$120,899	$116,296	$4,603	4.0%
Number of facilities at period end	56	56	—	—%
Actual patient days	488,508	495,981	(7,473)	(1.5)%
Occupancy percentage — Operational beds	82.5%	81.6%		0.9%
Skilled mix by nursing days	28.6%	25.9%		2.7%
Skilled mix by nursing revenue	52.9%	50.1%		2.8%

	Three Months Ended
	June 30,
	2010	2009	Change	% Change
	(Dollars in
	thousands)
Transitioning Facility Results(2):
Revenue	$8,753	$7,924	$829	10.5%
Number of facilities at period end	6	6	—	—%
Actual patient days	40,901	39,249	1,652	4.2%
Occupancy percentage — Operational beds	70.6%	67.7%		2.9%
Skilled mix by nursing days	18.5%	18.2%		0.3%
Skilled mix by nursing revenue	39.7%	41.7%		(2.0)%

	Three Months Ended
	June 30,
	2010	2009	Change	% Change
	(Dollars in
	thousands)
Recently Acquired Facility Results(3):
Revenue	$28,296	$7,958	$20,338	NM	%
Number of facilities at period end	19	7	12	NM	%
Actual patient days	138,449	41,508	96,941	NM	%
Occupancy percentage — Operational beds	72.2%	68.1%		4.1%
Skilled mix by nursing days	13.5%	10.8%		2.7%
Skilled mix by nursing revenue	29.5%	23.3%		6.2%

(1)	Same Facility results represent all facilities purchased prior to January 1, 2007. Same Facility results for 2009 include the results of operations through June 30, 2009 of our assisted living facility in Arizona. We decided not to exercise our renewal option on the lease which expired on September 30, 2009. The reduction in the number of actual and available patient days primarily relates to the non-renewal of this lease.

(2)	Transitioning Facility results represents all facilities purchased from January 1, 2007 to December 31, 2008.

(3)	Recently Acquired Facility (or “Acquisitions”) results represent all facilities purchased on or subsequent to January 1, 2009.

THE ENSIGN GROUP, INC.
SELECT PERFORMANCE INDICATORS
(Dollars in thousands)
The following table summarizes our selected performance indicators, along with other statistics, for each of the dates or periods indicated:

	Six Months Ended
	June 30,
	2010	2009	Change	% Change
	(Dollars in
	thousands)
Total Facility Results:
Revenue	$312,122	$262,463	$49,659	18.9%
Number of facilities at period end	81	70	9	12.9%
Actual patient days	1,316,942	1,143,357	173,585	15.2%
Occupancy percentage — Operational beds	79.4%	79.6%		(0.2)%
Skilled mix by nursing days	25.4%	24.8%		0.6%
Skilled mix by nursing revenue	49.0%	48.3%		0.7%

	Six Months Ended
	June 30,
	2010	2009	Change	% Change
	(Dollars in
	thousands)
Same Facility Results(1):
Revenue	$242,049	$232,600	$9,449	4.1%
Number of facilities at period end	56	56	—	—%
Actual patient days	974,009	992,838	(18,829)	(1.9)%
Occupancy percentage — Operational beds	82.6%	82.0%		0.6%
Skilled mix by nursing days	29.0%	26.3%		2.7%
Skilled mix by nursing revenue	53.5%	50.2%		3.3%

	Six Months Ended
	June 30,
	2010	2009	Change	% Change
	(Dollars in
	thousands)
Transitioning Facility Results(2):
Revenue	$16,917	$16,164	$753	4.7%
Number of facilities at period end	6	6	—	—%
Actual patient days	80,878	78,041	2,837	3.6%
Occupancy percentage — Operational beds	70.2%	67.7%		2.5%
Skilled mix by nursing days	18.7%	18.7%		—%
Skilled mix by nursing revenue	40.0%	43.2%		(3.2)%

	Six Months Ended
	June 30,
	2010	2009	Change	% Change
	(Dollars in
	thousands)
Recently Acquired Facility Results(3):
Revenue	$53,156	$13,699	$39,457	NM	%
Number of facilities at period end	19	7	12	NM	%
Actual patient days	262,055	72,478	189,577	NM	%
Occupancy percentage — Operational beds	71.8%	65.9%		5.9%
Skilled mix by nursing days	14.2%	9.6%		4.6%
Skilled mix by nursing revenue	30.6%	20.8%		9.8%

(1)	Same Facility results represent all facilities purchased prior to January 1, 2007. Same Facility results for 2009 include the results of operations through June 30, 2009 of our assisted living facility in Arizona. We decided not to exercise our renewal option on the lease which expired on September 30, 2009. The reduction in the number of actual and available patient days primarily relates to the non-renewal of this lease.

(2)	Transitioning Facility results represents all facilities purchased from January 1, 2007 to December 31, 2008.

(3)	Recently Acquired Facility (or “Acquisitions”) results represent all facilities purchased on or subsequent to January 1, 2009.

THE ENSIGN GROUP, INC.
SKILLED NURSING AVERAGE DAILY REVENUE RATES AND REVENUE BY PAYOR
The following table reflects the change in the skilled nursing average daily revenue rates by payor source, excluding therapy and other ancillary services that are not covered by the daily rate:

	Three Months Ended
	June 30,
	Same Facility
	2010	2009	% Change
Skilled Nursing Average Daily Revenue Rates:
Medicare	$551.53	$552.06	—%
Managed care	343.52	340.15	1.0%
Other skilled	543.60	620.88	(12.4)%
Total skilled revenue	469.43	470.83	(0.3)%
Medicaid	163.44	160.44	1.9%
Private and other payors	189.80	185.21	2.5%
Total skilled nursing revenue	$253.53	$243.42	4.2%

	Six Months Ended
	June 30,
	Same Facility
	2010	2009	% Change
Skilled Nursing Average Daily Revenue Rates:
Medicare	$553.30	$543.66	1.8%
Managed care	341.68	334.46	2.2%
Other skilled	547.19	632.38	(13.5)%
Total skilled revenue	469.74	463.42	1.4%
Medicaid	163.86	160.95	1.8%
Private and other payors	187.63	183.81	2.1%
Total skilled nursing revenue	$254.99	$243.14	4.9%

The following table sets forth our total revenue by payor source and as a percentage of total revenue for the periods indicated:

	Three Months Ended
	June 30,
	2010		2009
	$	%	$	%
Revenue:
Medicaid	$64,002	40.5%	$53,603	40.6%
Medicare	50,589	32.1	43,156	32.7
Medicaid-skilled	4,624	2.9	2,705	2.0

Total	119,215	75.5	99,464	75.3
Managed Care	20,222	12.8	17,182	13.0
Private and Other	18,511	11.7	15,532	11.7

Total revenue	$157,948	100.0%	$132,178	100.0%

	Six Months Ended
	June 30,
	2010		2009
	$	%	$	%
Revenue:
Medicaid	$125,656	40.3%	$105,839	40.3%
Medicare	101,711	32.6	86,362	32.9
Medicaid-skilled	9,041	2.9	4,988	1.9

Total	236,408	75.8	197,189	75.1
Managed Care	40,791	13.0	34,679	13.2
Private and Other	34,923	11.2	30,595	11.7

Total revenue	$312,122	100.0%	$262,463	100.0%

Discussion of Non-GAAP Financial Measures
EBITDA consists of net income before (a) interest expense, net, (b) provisions for income taxes, and (c) depreciation and amortization. EBITDAR consists of net income before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization, and (d) facility rent-cost of services. The Company believes that the presentation of EBITDA and EBITDAR provides important supplemental information to management and investors to evaluate the Company’s operating performance. The Company believes disclosure of adjusted non-GAAP net income and non-GAAP diluted earnings per share has economic substance because the excluded expenses are infrequent in nature and are variable in nature, or do not represent current cash expenditures. A material limitation associated with the use of these measures as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the Company’s industry. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. For further information regarding why the Company believes that this non-GAAP measure provides useful information to investors, the specific manner in which management uses this measure, and some of the limitations associated with the use of this measure, please refer to the Company’s Report on Form 10-Q filed today with the SEC. The Form 10-Q is available on the SEC’s website at www.sec.gov or under the “Financial Information” link of the Investor Relations section on Ensign’s website at http://www.ensigngroup.net.
SOURCE The Ensign Group, Inc.
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